U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2019
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As previously announced, pursuant to the bylaws of Advanced Emissions Solutions, Inc. (the “Company”), on February 27, 2019 the Board of Directors of the Company (the “Board”) voted to increase the size of the Board from five directors to seven directors. On April 29, 2019, the Board appointed Carol Eicher to the Board, filling the remaining vacancy. Ms. Eicher will stand for election by the Company's stockholders at the Company's Annual Meeting of Stockholders in June 2019.
Ms. Eicher brings a wealth of global manufacturing, operations and mergers and acquisitions experience from her senior leadership positions at Innocor Inc., The Dow Chemical Company, Rohm and Haas Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. Ms. Eicher currently serves on the Board of Directors for Tennant Company since 2008. Ms. Eicher also served as a director for A. Schulman, Inc. from 2017 to 2018, until it was acquired by LyondellBasell Industries N.V. Ms. Eicher served as the Chief Executive Officer of Innocor, Inc. from May 2014 to July 2017 and as a non-executive board chairman of Innocor, Inc. from August 2017 to April 2018.
Ms. Eicher has no family relationships with any other officer or director of the Company and has not been a party to a related party transaction pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer